Exhibit  23.01

CONSENT  OF  INDEPENDENT  ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report on New Century Energies, Inc. dated February 23, 1999, included in the New Century Energies, Inc. Combined Annual Report on Form 10-K as of December 31, 1998, into Northern States Power Company Registration Statement No. 333-000415 on Form S-3 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement No. 2-61264 on Form S-8 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statement No. 33-38700 on Form S-8 (relating to the Northern States Power Company Long-Term Incentive Award Stock Plan), Registration Statement No. 333-63243 on Form S-3 (relating to the Northern States Power Company $300,000,000 Principal Amount of First Mortgage Bonds) and Registration Statement No. 333-67675 on Form S-3 (relating to Northern States Power Company $400,000,000 Principal Amount of Debt Securities).



/s/

ARTHUR  ANDERSEN  LLP
Denver,  Colorado
May  13,  1999